Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2026, with respect to the consolidated financial statements of Great Southern Bancorp, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Springfield, Missouri

June 12, 2026